EXECUTION VERSION

ACKNOWLEDGMENT AND CONSENT

This ACKNOWLEDGMENT AND CONSENT, dated as of October ___, 2008 (this “Consent”) is by and among: (a) THE PENN TRAFFIC COMPANY, a Delaware corporation (“Penn Traffic”), PENNY CURTISS BAKING COMPANY, INC., a New York corporation, and BIG M SUPERMARKETS, INC., a New York corporation (jointly, severally and collectively referred to herein, together with Penn Traffic, as “Borrowers” and individually as “Borrower”); (b) the other Credit Parties signatory hereto; (c) KIMCO CAPITAL CORP., a Delaware corporation, for itself, as Lender, and as Agent for the Lenders (in such capacity, the “Agent”); and (d) the other Lenders signatory hereto from time to time (collectively, the “Lenders”).

WITNESSETH:

WHEREAS, the Borrowers, the Agent and the Lenders are parties to that certain Credit Agreement, dated as of April 13, 2005 (including all annexes, exhibits and schedules thereto, and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Penn Traffic has entered into a Supply Agreement, dated as of January 29, 2008 (together with the related Inventory Agreement, the “Existing Supply Agreement”), with C&S Wholesale Grocers, Inc. (“C&S”) pursuant to which Penn Traffic agreed, among other things, to purchase produce from C&S on the terms described therein;

WHEREAS, Penn Traffic and C&S have agreed to amend and restate the Existing Supply Agreement (the “Amended Supply Agreement”), together with all exhibits and schedules thereto, including the related inventory agreement (the “Non-Produce Inventory Agreement”) for additional categories of inventory, to provide for, among other arrangements as set forth below and in the Amended Supply Agreement, the procurement and sale by C&S, and the purchase by Penn Traffic, of substantially all other categories of merchandise (excluding tobacco and pharmacy) and to make certain other modifications;

WHEREAS, for the avoidance of doubt, particularly in light of the provisions in the Amended Supply Agreement requiring Penn Traffic and the other Borrowers to sell certain existing inventory to C&S, among other arrangements as described in the Amended Supply Agreement, the Borrowers have requested that the Agent and the Lenders consent to Penn Traffic’s entry into the Amended Supply Agreement and to the transactions contemplated thereby on the terms and conditions provided for herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement or Annex A thereto.

2.           Acknowledgment and Consent.  Notwithstanding the provisions of Sections 1.2(b)(ii) and 6.8 of the Credit Agreement, the Agent and the Lenders hereby consent to (i) Penn Traffic’s execution and delivery of the Amended Supply Agreement, a copy of which is attached hereto as Exhibit A (it being understood that any amendments or modifications to the Amended Supply Agreement attached hereto as Exhibit A following the effectiveness of this Consent that adversely affects any of the rights and remedies of the Agent or any Lender must be acceptable to the Agent in its sole discretion), (ii) the transactions contemplated thereby, and (iii) the Borrowers’ and the other Credit Parties’ performance of their respective obligations thereunder.  Furthermore, any temporary dip in Excess Revolver Availability below any required minimums in the Credit Agreement shall not constitute an Event of Default so long as it has been cured on or prior to the date hereof.  In addition, the Agent and the Lenders hereby acknowledge and agree that: (a) the sale of the Existing Inventory (as defined in the Non-Produce Inventory Agreement) to C&S as contemplated by the Amended Supply Agreement shall be free and clear of all existing and future liens, claims and encumbrances of the Agent and the Lenders, and the Agent and the Lenders hereby release any and all liens, claims or encumbrances any of them have or may have on the Existing Inventory (as defined in the Non-Produce Inventory Agreement) (including any Proceeds thereof until the Transfer of Ownership (as defined below)); and (b) the Merchandise (as defined in the Amended Supply Agreement) shall not constitute Collateral (and no lien, claim or encumbrance of the Agent or any Lender shall attach and neither the Agent nor any Lender shall have any remedial rights with respect thereto) until the time that such Merchandise is loaded and sealed at a Facility (as defined in the Amended Supply Agreement) and such Merchandise has left such Facility and is in transit to a Penn Traffic Store (as defined in the Amended Supply Agreement; such time, the “Transfer of Ownership”).  The Agent, the Lenders, the Borrowers and the other Credit Parties agree that until the Transfer of Ownership, C&S shall retain ownership (as seller, consignor and/or bailor, as the case may be) of and hold a lien and security interest in and to such Merchandise (including the Proceeds thereof) until the Transfer of Ownership to secure all sums owing to C&S pursuant to the Amended Supply Agreement or any other agreements between C&S and the Borrowers (and, until the Transfer of Ownership, neither the Agent, the Lenders, the Borrowers nor any Credit Party shall have any lien, claim or encumbrances thereon, including any Proceeds thereof), and C&S may, in its sole and absolute discretion, exercise any of its rights and remedies with respect to all or any part of such Merchandise until the Transfer of Ownership, and none of the Agent, the Lenders, the Borrowers or any other Credit Party shall have any lien, claim or encumbrance including, without limitation, any security interest in any such Merchandise until the Transfer of Ownership.  Notwithstanding anything to the contrary contained herein, upon the Transfer of Ownership, any lien or security interest granted to C&S under the Supply Agreement and held by C&S upon such Merchandise shall automatically and without further action required by any Person be released, provided that any such release shall not prejudice any statutory rights or liens otherwise available to C&S under PACA, the Code or other applicable law as a seller of goods.  With respect to the provisions of this Section 2 only, C&S shall be deemed a third party beneficiary of this Consent, coupled with the power of enforcement thereof.

3.           Covenants.  In consideration of the foregoing:

(a)           Penn Traffic agrees to provide the Agent with (i) not less than ten (10) Business Days’ prior written notice of its intention to exercise the right of early termination pursuant to Section 14.2 of the Amended Supply Agreement, (ii) written notice of any material breach by C&S under the Amended Supply Agreement that gives Penn Traffic the right to terminate the Amended Supply Agreement as soon as practicable following Penn Traffic becoming aware thereof, and (iii) written notice as soon as practicable following Penn Traffic being notified of C&S’s early termination pursuant to Section 14.1 of the Amended Supply Agreement.  In addition, Penn Traffic agrees to provide the Agent with not less than three (3) Business Days’ prior written notice of its intention or requirement to make a payment to C&S pursuant to Section 14 of the Amended Supply Agreement, except with respect to any termination by C&S pursuant to Section 14.1(a) thereof.  By signing the acknowledgement below, C&S agrees to provide the Agent with not less than three (3) Business Days’ prior written notice of its intention to exercise the right of early termination pursuant to Section 14.1(a)(ii), (iii) or (iv) of the Amended Supply Agreement and one (1) Business Day’s prior written notice of its intention to exercise the right of early termination pursuant to Section 14.1(a)(i) of the Amended Supply Agreement.

(b)           Penn Traffic agrees for the benefit of the Agent and the Lenders to segregate any inventory held at any Facility (as defined in the Amended Supply Agreement) that does not constitute Merchandise (as defined in the Amended Supply Agreement).

Failure by Penn Traffic to comply with any covenant contained in Section 3(a) or 3(b) above shall constitute an immediate Event of Default under the Credit Agreement.

4.           Representations and Warranties.  To induce the Agent to enter into this Consent, each of the Credit Parties, jointly and severally, makes the following representations and warranties to the Agent and the Lenders:

(a)           The execution, delivery and performance of this Consent and the performance of the Credit Agreement after giving effect to this Consent by such Credit Party party thereto: (i) are within such Person’s corporate or limited liability company power, as applicable; (ii) have been duly authorized by all necessary corporate or limited liability company; (iii) do not contravene any provision of such Person’s charter, bylaws or operating agreement as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority by which such Person or its assets are bound; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, material lease, material agreement or other material instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (vii) other than the consents being obtained on or prior to the date hereof, do not require the consent or approval of any Governmental Authority or any other Person.

(b)           This Consent has been duly executed and delivered by or on behalf of such Credit Party.

(c)           This Consent constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

(d)           No Default or Event of Default has occurred and is continuing after giving effect to this Consent.

(e)           After giving effect to this Consent, the representations and warranties of such Credit Party contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date and except for changes therein expressly permitted by the Credit Agreement.

5.           No Other Amendments/Waivers.  Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms.  In addition, except as expressly set forth herein, this Consent shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

6.           Expenses.  Each Borrower hereby reconfirms its respective obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse the Agent, for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Consent and all other documents and instruments delivered in connection herewith.

7.           Effectiveness.  This Consent shall become effective as of the date hereof only upon satisfaction in full in the reasonable judgment of the Agent of each of the following conditions:

(a)           Consent.  The Agent shall have received counterpart signature pages of this Consent duly executed and delivered by each of the Agent, the Lenders and the Borrowers.

(b)           Amendment and Consent to GE Credit Agreement.  The Agent shall have received evidence that the Borrowers have received a duly executed amendment, acknowledgement and consent to the GE Credit Agreement, in substantially the form attached hereto as Exhibit B.

(c)           Representations and Warranties.  The representations and warranties of the Credit Parties in this Consent shall be true and correct on and as of the date hereof, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

(d)           Net Sale Proceeds.  The proceeds payable by C&S under the Amended Supply Agreement with respect to the purchase of the Existing Inventory (defined in the Non-Produce Inventory Agreement) by C&S as described in the second sentence of Section 2 hereof shall be received by the GE Credit Agreement Agent by wire transfer in immediately available funds.

8.           GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

9.           Counterparts.  This Consent may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

10.           Notice.  Any notice to be delivered to the Agent hereunder shall be delivered to following addresses:

KIMCO Capital Corp.
3333 New Hyde Park Road
New Hyde Park, New York  11042
Attn: Joseph Stevens
Telephone No.:  (516) 869-7263
Telecopier No.:  (516) 336-5691

With a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attention: Kristin C. Wigness, Esq.
Telephone No.:  (212) 309-6307
Telecopier No.:  (212) 309-6001

Any notice to be delivered to C&S hereunder shall be delivered to following addresses:

C&S Wholesale Grocers, Inc.
7 Corporate Drive
Keene, New Hampshire  03431
Attention: Richard B. Cohen, Chief Executive Officer
Telephone No.: (603) 354-4601
Telecopier No.: (603) 354-4692

With a copy to:

General Counsel
C&S Wholesale Grocers, Inc.
7 Corporate Drive
Keene, New Hampshire  03431
Telephone No.: (603) 354-5885
Telecopier No.: (603) 354-4694

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the day and year first above written.

BORROWERS

THE PENN TRAFFIC COMPANY

By:
Name:
Title:

PENNY CURTISS BAKING COMPANY, INC.

By:
Name:
Title:

BIG M SUPERMARKETS, INC.

By:
Name:
Title:

LENDERS

KIMCO CAPITAL CORP., as Agent and Lender

By:
Name:
Title:

JUBILEE-VI LLC, a Delaware limited liability company),
As successor-in-interest to
JUBILEE LIMITED PARTNERSHIP V,
as Lender

By:
Name:
Title:

The following Persons are signatories to this Consent in their capacity as Credit Parties and not as Borrowers.

SUNRISE PROPERTIES, INC.

By:
Name:
Title:

PENNWAY EXPRESS, INC.

By:
Name:
Title:

COMMANDER FOODS INC.

By:
Name:
Title:

P AND C FOOD MARKETS INC. OF VERMONT

By:
Name:
Title:

P.T. DEVELOPMENT, LLC

By:
Name:
Title:

P.T. FAYETTEVILLE/UTICA, LLC

By:
Name:
Title:

ACKNOWLEDGEMENT

C&S WHOLESALE GROCERS, INC.

By:
Name:
Title: